Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-31047, File No. 33-50276, File No. 333-12985, File No. 333-63487, File No. 333-88177, File No. 333-120132, File No. 333-115423, File No. 33-64647, File No. 333-66562, File No. 33-57268) of Tredegar Corporation of our report dated March 3, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Richmond, VA
March 3, 2010